Exhibit 5.1

16 January 2014

To:                             Board of Directors

Alkermes plc

Connaught House

1 Burlington Road

Dublin 4

Ireland

Re:                             Alkermes plc

Form S-3 Registration Statement

Dear Sirs,

1.                                      Basis of Opinion

We are acting as Irish counsel to Alkermes plc, registered number 498284, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Connaught House, 1 Burlington Road, Dublin 4 (the “Company”), in connection with its offering pursuant to the registration statement on Form S-3 (No. 333 — 192256) filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on 12 November 2013 (the “Registration Statement”) and the prospectus dated 12 November 2013 (the “November Prospectus”), as supplemented by the prospectus supplement dated 10 January 2014 (the “Prospectus Supplement” and, together with the November Prospectus, the “Prospectus”) and filed with the SEC on 13 January 2014. We refer in particular to the 5,917,160 new ordinary shares of US$0.01 nominal value per share of the Company being offered pursuant to the Registration Statement and the Prospectus (the “Shares”).

1.1                               This Opinion is confined to and given in all respects on the basis of the laws of Ireland in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on the laws of the European Union as they affect any jurisdiction other than Ireland. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Documents (as defined in paragraph 1.2) or the transactions contemplated thereby.

1.2                               This Opinion is also strictly confined to:

(a)                                 the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)                                 the documents listed in the Schedule to this Opinion (the “Documents”); and

(c)                                  the searches listed at 1.5 below.

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Shares, other than the Documents.

1.3                               In giving this opinion, we have relied upon the Corporate Certificate (as defined in the Schedule to this opinion) and the Searches (as defined below) and we give this opinion expressly on the terms that no further investigation or diligence in respect of any matter referred to in the Corporate Certificate or the Searches is required of us.

1.4                               For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Documents.

1.5                               For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 16 January 2014 (together the “Searches”):

(a)                                 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the Memorandum and Articles of Association of the Company, mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)                                 in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search; and

(c)                                  in the Central Office of the High Court in Dublin for any proceedings and petitions filed in respect of the Company.

1.6                               This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date.

2.                                      Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1                               The Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and had the requisite corporate authority to issue the Shares.

2.2                               The Shares have been duly authorised pursuant to resolutions of the board of the directors of the Company or a duly appointed committee thereof and have been validly issued, fully paid or credited as fully paid and are non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Shares).

3.                                      Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement, Prospectus and Prospectus Supplement and the Shares

3.1                               that the Registration Statement is effective under the Securities Act;

3.2                               that when filed with the SEC, the Prospectus Supplement will not differ in any material respect from the drafts that we have examined;

3.3                               that no amendments have and/or will be made to the Registration Statement;

3.4                               that any Shares issued pursuant to the Registration Statement and the Prospectus will be in consideration of the receipt by the Company prior to the issue of the Shares pursuant thereto of either cash or the release of a liability of the Company for a liquidated sum, at least equal to the nominal value of such Shares and any premium required to be paid up on the Shares pursuant to their terms of issue;

3.5                               that all securities offered and/or sold pursuant to the Registration Statement and the Prospectus will be offered and/or sold in compliance with all applicable laws, including applicable U.S. federal and U.S. state securities laws, in the manner stated in the Registration Statement and the Prospectus;

3.6                               that a definitive purchase or similar agreement with respect to any Shares offered will have been duly authorised and validly executed and delivered by the Company and the other parties thereto;

3.7                               that the filing of the Prospectus Supplement with the SEC has been authorized by all necessary actions under all applicable laws other than Irish law;

3.8                               that any offer and/or sale of Shares will be in compliance with the Companies Acts, the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended), and all other applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations;

3.9                               that as at the time of the offer and/or sale of the Shares, such offer and/or sale shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject;

3.10                        that the Registration Statement does not constitute (and is not intended/required to constitute) a prospectus within the meaning of Part 5 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland and that no offer of Shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law in general, or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland;

3.11                        that any power of attorney granted by the Company in respect of the offer and/or sale of the Shares shall have been duly granted, approved and executed in accordance with the Company’s Articles of Association, the Companies Acts, the Powers of Attorney Act of 1996 of Ireland and all other applicable laws, rules and regulations;

Authenticity and bona fides

3.12                        the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.13                        where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us;

3.14                        that the Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.15                        that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof and that there is or was, at the relevant time of allotment of the Shares, no matter affecting the authority of the directors to issue and allot the Shares, not disclosed by the Memorandum and Articles of Association or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.16                        that the Memorandum and Articles of Association of the Company amended on 15 September 2011 are the current Memorandum and Articles of Association of the Company, are up to date and have not been amended or superseded and that there are no other terms governing the Shares other than the those set out in the Memorandum and Articles of Association of the Company;

Accuracy of searches and warranties

3.17                        the accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this Opinion and has not since the time of such search or enquiry been altered.  It should be noted that (a) the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for; (b) the position reflected by the Searches may not be fully up-to-date; and (c) searches at the Companies Registration Office do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company or its assets;

3.18                        the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents;

Solvency and Insolvency

3.19                        that (i) the Company was not unable to pay its debts within the meaning of Section 214 of the 1963 Act and Section 2 of the Companies (Amendment) Act 1990 or any analogous provision under any applicable laws immediately after the execution and delivery of the Documents; (ii) the Company will not, as a consequence of doing any act or thing which any Document contemplates, permits or requires the relevant party to do, be unable to pay its debts within the meaning of such Sections or any analogous provisions under any applicable laws; (iii) no liquidator, receiver or examiner or other similar or analogous officer has been appointed in relation to the Company or any of its assets or undertaking; and (iv) no petition for the making of a winding-up order or the appointment of an examiner or any similar officer or any analogous procedure has been presented in relation to the Company;

3.20                        that no proceedings have been instituted or injunction granted against the Company to restrain it from issuing the Shares and the issue of any Shares would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement;

Financial Assistance

3.21                        that the Company is not, by entering into the Documents or performing its obligations thereunder, providing financial assistance in connection with a purchase or subscription of its shares or those of its holding company for the purpose of or which would be prohibited by Section 60 of the 1963 Act; and

Commercial Benefit

3.22                        that the Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.                                      Disclosure

This Opinion is addressed to you in connection with the issuance of the Shares pursuant to the Registration Statement and the Prospectus. We hereby consent to the inclusion of this Opinion as an exhibit to the Company’s Form 8-K dated 16 January 2014. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus.

Yours faithfully,

/s/ Arthur Cox
ARTHUR COX

SCHEDULE

Documents

1.                                      The Registration Statement and the documents incorporated by reference therein.

2.                                      The Prospectus Supplement and the documents incorporated by reference therein.

3.                                      A copy of the resolution of the board of directors of the Company dated 27 and 28 March 2013 approving the delegation to the Audit and Risk Committee of the board of directors the authority to approve financing transactions and to take such actions as are necessary for such transactions.

4.                                      A copy of the resolution of the Audit and Risk Committee of the board of directors of the Company dated 8 November 2013 regarding the approval and filing of the Registration Statement with the SEC.

5.                                      A copy of the resolution of the Audit and Risk Committee of the board of directors of the Company dated 9 January 2014 authorising the allotment, issue and sale of the Shares.

6.                                      A copy of the shareholders’ resolution of the Company adopting the Memorandum and Articles of Association of the Company dated 15 September 2011.

7.                                      A copy of the resolution of the board of directors of the Company dated 16 September 2011.

8.                                      A corporate certificate of the secretary of the Company dated 16 January 2014.

9.                                      A copy of the Memorandum and Articles of Association of the Company in the form adopted by resolution of the shareholders of the Company on 15 September 2011.

10.                               A copy of the Certificate of Incorporation of the Company dated 4 May 2011.

11.                               Letter of Status from the Irish Companies Registration Office dated 16 January 2014.